SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 2, 1995

                          BALCOR PREFERRED PENSION-12
                       A REAL ESTATE LIMITED PARTNERSHIP
                       ---------------------------------
                            Exact Name of Registrant


Illinois                                0-17653
- - ------------------------------          ----------------------
State or other jurisdiction             Commission File Number
of organization


Balcor Plaza
4849 Golf Road
Skokie, Illinois                        36-3523598
- - ------------------------------          --------------------------
Address of principal                    I.R.S. Employer
executive offices                       Identification

60077
- - ------------------------------
Zip Code

              Registrant's telephone number, including area code:
                                 (708) 677-2900

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

45 West 45th Street

In 1988 and 1989, Balcor Mortgage Advisors, Inc. ("BMA"), acting as nominee for the Partnership and three affiliated limited partnerships (together, the "Participants"), funded a $23,000,000 loan to 45 West 45th Street Associates, a New York general partnership, collateralized by a first priority lien on the 45 West 45th Street office building, New York City, New York (the "Property").
The Partnership's share of the loan is $5,000,000, for a participating percentage of approximately 22%.

In September 1991, the loan was placed in default due to the failure of the borrower to make payments due under the terms of the loan. After modification negotiations were unsuccessful, the borrower agreed to an uncontested foreclosure in October 1994. On January 23, 1995, the Participants were the successful bidder at the foreclosure sale and, on February 2, 1995, a limited partnership in which each of the Participants holds an interest equal to its participating percentage in the loan obtained title to the Property.

An unaffiliated party has been retained to provide management services for the Property and will receive a fee of 2% of the gross receipts from the Property.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (A)  FINANCIAL STATEMENTS:

          None

     (B)  PRO FORMA FINANCIAL INFORMATION:

          None

     (C)  EXHIBITS:

          None


No information is required under Items 1, 3, 4, 5, 6, 7 and 8 and these items have, therefore, been omitted.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BALCOR PREFERRED PENSION-12
                              A REAL ESTATE LIMITED PARTNERSHIP

                              By:  Balcor Mortgage Advisors-VIII,
                                   its general partner

                              By:  The Balcor Company,
                                   a partner

                              By:  /s/ Jerry M. Ogle
                                   -----------------------------
                                   Jerry M. Ogle, Vice President
                                   and Secretary

Dated: February 16, 1995